Exhibit 99.1

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370

Contact:
Christopher Oddleifson
President and Chief Executive
Officer
(781) 982-6660

Denis K. Sheahan
Chief Financial Officer
and Treasurer
(781) 982-6341
FOR IMMEDIATE RELEASE
INDEPENDENT BANK CORP. ANNOUNCES A QUARTERLY DIVIDEND OF $0.16 PER SHARE
     Rockland, MA (December 14, 2006) — The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.16 per share dividend which will be payable on January 5, 2007, to stockholders of record as of the close of business on December 26, 2006.
     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.9 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.
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